SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 20, 1998
                                                        (January 20, 1998)

                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


               0-10592                       14-1630287
           (Commission File Number) (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

      On January 20, 1998, TrustCo Bank Corp NY ("TrustCo") issued two press releases with year to date and fourth quarter results for the period ending December 31, 1997. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).


Item 7.    Exhibits


Reg S-K Exhibit No.     Description





      99(a) Highlights Press Release of January 20, 1998, for the period ending December 31, 1997, regarding year to date and fourth quarter results.

      99(b) Press Release of January 20, 1998, for the period ending December 31, 1997, regarding year to date and fourth quarter results.

                                                          SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







Dated: January 20, 1998

                                                    TrustCo Bank Corp NY
                                                    (Registrant)


                                                    By: Robert T. Cushing
                                                        Vice President and
                                                        Chief Financial Officer



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



                            Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.    Description                              Page
------------------     -----------------------------           ------



         99(a)         Highlights Press Release of January         5
                       20, 1998, for the period ending December
                       31, 1997, regarding year to date and
                       fourth quarter results.

         99(b)         Press Release of January 20, 1998, for      6
                       the period ending December 31, 1997,
                       regarding year to date and fourth
                       quarter results.

                                                  Exhibit 99(a)
TRUSTCO
Bank Corp NY                                         News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                      NASDAQ -- TRST

Contact:          William F. Terry
                           Senior Vice President and Secretary
                           (518) 381-3611

Schenectady, New York -- January 20, 1998

FOR IMMEDIATE RELEASE:

TrustCo Bank Corp NY
(dollars in thousands, except per share data)
                                              12/97            12/96
Three Months Ended December 31:
         Net Income                     $     8,246            7,634

Average Equivalent Shares Outstanding:
         - Basic                         23,460,000       23,427,000
         - Diluted                       24,370,000       24,099,000

Net Income per Share:
         - Basic                        $      0.35             0.33
         - Diluted                      $      0.34             0.32

Twelve Months Ended December 31:
         Net Income                     $    32,175           28,699

Average Equivalent Shares Outstanding:
         - Basic                         23,542,000       23,424,000
         - Diluted                       24,282,000       23,999,000

Net Income per Share:
         - Basic                        $      1.37             1.23
         - Diluted                      $      1.33             1.20

Period End:
Total Assets                              2,372,265        2,261,780
Total Nonperforming Loans                    10,652           14,035
Total Nonperforming Assets                   19,961           20,553
Allowance for Loan Losses                    53,455           51,561
Allowance as a Percentage
  of Total Loans                               4.12%            4.15%






Share and per share data is adjusted for the effect of the 15% stock split declared in August, 1997.
                                                  # # #

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


                                                       Exhibit 99(b)

TRUSTCO
Bank Corp NY                                               News Release
---------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank                                   NASDAQ -- TRST

Contact:   William F. Terry
                    Senior Vice President and Secretary
                    (518) 381-3611

For Immediate Release:


                                            TRUSTCO ANNOUNCES
                                FULL YEAR AND FOURTH QUARTER 1997 RESULTS

Schenectady, New York -- January 20, 1998

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) announced record results for 1997. For the full year 1997, net income was $32.2 million, an increase of $3.5 million or 12.1% over net income for 1996. Diluted earnings per share were $1.33 for 1997, an increase of 10.8%, compared to the $1.20 earned in 1996. Return on assets and return on equity were 1.40% and 20.23% respectively for 1997, and 1.29% and 19.05% respectively for 1996.

Net income for the fourth quarter 1997 was $8.2 million, an increase of 8.0% from the $7.6 million reported in the fourth quarter of 1996. Diluted earnings per share were $0.34 for the quarter or 6.3% greater than the $0.32 per share reported in last year's fourth quarter. Return on assets and return on equity for the quarter were 1.40% and 20.34%, respectively compared with 1.36% and 19.59% respectively for the fourth quarter of 1996.

As a result of a recent accounting pronouncement change, TrustCo has disclosed diluted earnings per share in place of the previous earnings per share disclosure. Other than the name change, there are no substantive differences between the two types of disclosures.


HIGHLIGHTS

Robert A. McCormick, TrustCo's President and Chief Executive Officer, commented on the strong results for the quarter and 1997's exceptional performance. "I continue to be very pleased with the earnings and asset growth momentum at TrustCo. Our focus on providing core banking products to the communities we service through our cost-effective branch network is exactly what this market demands. TrustCo is well positioned to take advantage of growth opportunities in the future, and to reach our goal of a 21% return on equity for 1998," Mr. McCormick said.

"During the year," Mr. McCormick continued, "TrustCo took several actions to expand its market penetration and enhance its distribution network. We effectively marketed our loan products resulting in a 13% increase in residential mortgage loans at year end 1997. Furthermore, while other financial institutions are experiencing outflows of deposits from their core banking relationships, TrustCo had an increase of about $70 million in deposits during 1997. The increase in core banking relationships is a clear indication that customers want banking products that are accessible, easy to understand and reasonably priced."

In 1997, TrustCo continued its branch expansion program with the opening of full-service bank branches in South Glens Falls, West Sand Lake and in Wynantskill. Commenting on the branch expansion program at TrustCo, Mr. McCormick noted, "While other banks move in the direction of electronic banking delivery systems, we at TrustCo continue to believe in the personal touch and the value to our company in expanding our branch network. We are delighted by the response we have received when entering new communities,and TrustCo is committed to continuing the branch expansion program in the future."

Fourth Quarter Results

Net income of $8.2 million during the fourth quarter 1997 was 8.0% greater than the $7.6 million for the same period in 1996. Average assets during the quarter increased by $103.5 million or 4.6% from the comparable period in 1996. Return on equity was 20.34% for the quarter, an increase from the 19.59% return on equity in the fourth quarter of 1996. The efficiency ratio for the quarter was 41.4% in 1997 and 39.4% in 1996. Commenting on the efficiency ratio, Mr. McCormick noted," We continue to have some of the strongest financial ratios of any bank in the country. Our efficiency ratio continues to reflect the focus that we have on reducing operating cost and our absolute commitment to keeping them in line with our growth."

Full Year 1997 Results

Net income for 1997 was $32.2 million, an increase of 12.1% over net income of $28.7 million in 1996. The increase in net income and the continued focus on capital management resulted in a return on equity of 20.23% for 1997 and 19.05% for 1996. TrustCo's efficiency ratio for the full year 1997 was 40.6% compared to 39.5% in 1996. TrustCo has paid out 72% of 1997's net income to shareholders in the form of cash dividends on its common stock as compared to 70% in 1996. Mr. McCormick noted "Our objective is to retain within TrustCo sufficient capital to meet our growth goals and to remain a well capitalized financial institution. I believe very strongly that capital generated in excess of our needs should, and will, be returned to our shareholders via dividends."

Asset Quality

The allowance for loan losses, which represents a reserve established for potential problem loans, increased to $53.5 million at year end 1997, compared to $51.6 million at year end 1996. As a percentage of the outstanding loan portfolio, that represents a 4.12% reserve in 1997 and a 4.15% reserve in 1996.

Total nonperforming loans at year end 1997 decreased to $10.7 million compared to $14.0 million at year end 1996. For 1997, the allowance for loan losses was
5.0 times the amount of TrustCo's nonperforming loans. Mr. McCormick noted, "Asset quality is the most important manageable issue that faces banks today. We utilize an anticipatory mind set in dealing with potential loan problems. I prefer to deal with problem loans quickly and resolve them."


TrustCo Bank Corp NY is a $2.4 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 51 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington
Counties. In addition, Trustco Bank operates a full service Trust Department with $1.07 billion of assets under management.


TRUSTCO BANK CORP NY                                                                                                     Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                            Three Months Ended
                                                              12/31/97               09/30/97                    12/31/96
Summary of operations
   Net interest income (TE)                                    $22,216                 22,451                      21,591
   Provision for loan losses                                     1,674                  1,345                       1,670
   Net gain/(loss) from securities transactions                    643                    (19)                       (194)
   Noninterest income                                            4,908                  4,345                       3,946
   Noninterest expense                                          12,324                 11,111                      10,646
   Net income                                                    8,246                  8,483                       7,634

Per common share (1)
   Net income per share:
         - Basic                                                  0.35                   0.36                        0.33
         - Diluted                                                0.34                   0.35                        0.32
   Cash dividends                                                 0.28                   0.24                        0.24
   Book value at period end                                       7.64                   7.49                        6.93
   Market price at period end                                    27.25                  23.70                       18.59

At period end
   Full time equivalent employees                                  459                    459                         448
   Full service banking offices                                     51                     51                          48

Performance ratios
   Return on average assets                                       1.40%                  1.45                        1.36
   Return on average equity (2)                                  20.34                  21.05                       19.59
   Efficiency (3)                                                41.39                  40.11                       39.40
   Net interest spread (TE)                                       3.49                   3.58                        3.60
   Net interest margin (TE)                                       3.98                   4.05                        4.04
   Dividend payout ratio                                         78.26                  66.04                       73.36

Capital ratios at period end (4)
   Total equity to assets                                         6.92                   6.99                        6.96
   Tier 1 risk adjusted capital                                  13.43                  13.52                       12.99
   Total risk adjusted capital                                   14.72                  14.81                       14.28

Asset quality analysis at period end
   Nonperforming loans to total loans                             0.82                   0.82                        1.13
   Nonperforming assets to total assets                           0.84                   0.88                        0.91
   Allowance for loan losses to total loans                       4.12                   4.12                        4.15
   Coverage ratio (5)                                             5.0X                   5.0X                         3.7

(1)  All share and per share information is adjusted for the 15% stock split declared August, 1997.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.



FINANCIAL HIGHLIGHTS, Continued                                                                                           Page 2


                                                          Twelve Months Ended
                                                   12/31/97                    12/31/96
Summary of operations
   Net interest income (TE)                         $88,685                      87,007
   Provision for loan losses                          5,414                       6,577
   Net gain/(loss) from securities transactions        (166)                     (4,536)
   Noninterest income                                17,388                      14,849
   Noninterest expense                               46,226                      42,015
   Net income                                        32,175                      28,699

Per common share (1)
   Net income per share:
          - Basic                                      1.37                        1.23
          - Diluted                                    1.33                        1.20
   Cash dividends                                      0.99                        0.86
   Book value at period end                            7.64                        6.93
   Market price at period end                         27.25                       18.59

Performance ratios
   Return on average assets                            1.40%                       1.29
   Return on average equity (2)                       20.23                       19.05
   Efficiency (3)                                     40.61                       39.51
   Net interest spread (TE)                            3.57                        3.65
   Net interest margin (TE)                            4.02                        4.07
   Dividend payout ratio                              72.34                       70.38


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


CONSOLIDATED BALANCE SHEETS                                                                                  Page 3
(dollars in thousands)


                                          12/31/97                    12/31/96


ASSETS

  Loans, net                             $1,244,821                   1,190,321
  Securities available for sale             601,899                     618,670
  Federal funds sold                        395,000                     310,000
                                        ----------------------------------------

     Total earning assets                 2,241,720                   2,118,991

  Cash and due from banks                    42,740                      45,779
  Bank premises and equipment                18,609                      23,098
  Other assets                               69,196                      73,912
                                        ----------------------------------------

     Total assets                        $2,372,265                   2,261,780

LIABILITIES
  Deposits:
     Demand                              $  130,345                     123,553
     Interest-bearing checking              240,699                     236,264
     Savings                                650,601                     661,915
     Money Market                            57,021                      61,131
     Certificates of deposit > $100 thou    112,599                      89,793
     Other time deposits                    830,598                     780,490
                                        ----------------------------------------

       Total deposits                     2,021,863                   1,953,146

  Short-term borrowings                     127,850                     111,662
  Other liabilities                          43,727                      34,572
                                        ----------------------------------------

     Total liabilities                    2,193,440                   2,099,380

SHAREHOLDERS' EQUITY                        178,825                     162,400
                                        ----------------------------------------

     Total liabilities and
       shareholders' equity              $2,372,265                   2,261,780

Number of common shares
  outstanding, in thousands                  23,402                      20,388



CONSOLIDATED STATEMENTS OF INCOME                                                                                        Page 4
(dollars in thousands, except per share data)

                                                                                Three Months Ended
                                                            12/31/97                    09/30/97                    12/31/96

Interest income
     Loans                                                   $27,905                      27,541                      26,796
     Investments                                              10,872                      11,745                      10,208
     Federal funds sold                                        4,824                       4,360                       4,723
                                            ---------------------------------------------------------------------------------

          Total interest income                               43,601                      43,646                      41,727

Interest expense
     Deposits                                                 20,766                      20,605                      19,533
     Borrowings                                                1,455                       1,429                       1,357
                                            ---------------------------------------------------------------------------------

          Total interest expense                              22,221                      22,034                      20,890
                                            ---------------------------------------------------------------------------------

          Net interest income                                 21,380                      21,612                      20,837

Provision for loan losses                                      1,674                       1,345                       1,670
                                            ---------------------------------------------------------------------------------

          Net interest income after
            provision for loan losses                         19,706                      20,267                      19,167

Net gain/(loss) from securities transactions                     643                         (19)                       (194)
Noninterest income                                             4,908                       4,345                       3,946
Noninterest expense                                           12,324                      11,111                      10,646
                                            ---------------------------------------------------------------------------------

Income before income taxes                                    12,933                      13,482                      12,273
Income tax expense                                             4,687                       4,999                       4,639
                                            ---------------------------------------------------------------------------------

Net income                                                    $8,246                       8,483                       7,634


Net income per share:
          - Basic                                              $0.35                        0.36                        0.33
          - Diluted                                             0.34                        0.35                        0.32

Avg equivalent shares outstanding, in thousands:
          - Basic                                             23,460                      23,463                      23,427
          - Diluted                                           24,370                      24,268                      24,099




CONSOLIDATED STATEMENTS OF INCOME                                                                                      Page 5
(dollars in thousands, except per share data)

                                                              Twelve Months Ended
                                                     12/31/97                    12/31/96

Interest income
     Loans                                           $109,346                     107,111
     Investments                                       44,898                      41,902
     Federal funds sold                                17,761                      17,634
                                             ------------------------------------------------

          Total interest income                       172,005                     166,647

Interest expense
     Deposits                                          80,946                      77,749
     Borrowings                                         5,574                       4,593
                                             ------------------------------------------------

          Total interest expense                       86,520                      82,342
                                             ------------------------------------------------

          Net interest income                          85,485                      84,305

Provision for loan losses                               5,414                       6,577
                                             ------------------------------------------------

          Net interest income after
            provision for loan losses                  80,071                      77,728

Net loss from securities transactions                    (166)                     (4,536)
Noninterest income                                     17,388                      14,849
Noninterest expense                                    46,226                      42,015
                                             ------------------------------------------------

Income before income taxes                             51,067                      46,026
Income tax expense                                     18,892                      17,327
                                             ------------------------------------------------

Net income                                            $32,175                      28,699


Net income per share:
          - Basic                                       $1.37                        1.23
          - Diluted                                      1.33                        1.20

Avg equivalent shares outstanding, in thousands:
          - Basic                                      23,542                      23,424
          - Diluted                                    24,282                      23,999



CONSOLIDATED AVERAGE BALANCE SHEETS                                                                                     Page 6
(in thousands)

                                                              Three Months Ended
                                                  12/31/97                    09/30/97                    12/31/96

Total assets                                    $2,342,655                   2,323,543                   2,239,138
Shareholders' equity                               174,110                     169,841                     160,610
Total loans                                      1,290,121                   1,266,379                   1,232,449
Interest earning assets                          2,244,266                   2,227,967                   2,144,806
Interest-bearing liabilities                     1,998,796                   1,991,880                   1,926,527



                                                               Twelve Months Ended
                                                  12/31/97                    12/31/96

Total assets                                    $2,302,598                   2,220,535
Shareholders' equity                               167,273                     155,927
Total loans                                      1,260,771                   1,227,407
Interest earning assets                          2,204,725                   2,136,826
Interest-bearing liabilities                     1,977,442                   1,922,193


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